UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower

Pavilion Embassy,200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

(60) 3 8408-1788

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Definitive Information Statement on Schedule 14C of Greenpro Capital Corp. (the “Company”) dated July 9, 2026 (the “Information Statement”), the Company’s board of directors (the “Board”) approved, and stockholders holding a majority of the voting power of the then-outstanding shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), approved by written consent dated June 18, 2026, an amendment to the Company’s Articles of Incorporation pursuant to Sections 78.2055, 78.385 and 78.390 of the Nevada Revised Statutes (the “NRS”) to effect a reverse stock split of the issued and outstanding shares of Common Stock at a ratio of one-for-ten (1-for-10) (the “Reverse Stock Split”). The Information Statement was mailed to stockholders on or about July 17, 2026.

On July 13, 2026, the Company filed a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada to effect the Reverse Stock Split. The Certificate of Amendment will be processed by the Nevada Secretary of State effective at 9:00 p.m. Pacific Time on August 4, 2026. The Reverse Stock Split will become effective for trading purposes at the market opening on August 6, 2026 (the “Effective Date”), following the expiration of the 20-calendar-day period required by Rule 14c-2 under the Securities Exchange Act of 1934, as amended, at which time the Company’s Common Stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis under the symbol “GRNQ.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 39540F408.

At the Effective Time, every ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time will automatically, without any further action on the part of the Company or any holder thereof, be combined into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Company will issue such additional fraction of a share as is necessary to increase the fractional share to a whole share, such that the number of shares of Common Stock to be received by each holder will be rounded up to the nearest whole share. The par value of the Common Stock will remain $0.0001, and the total number of shares of capital stock that the Company is authorized to issue will not be changed by the Reverse Stock Split.

Based on 18,127,663 shares of Common Stock issued and outstanding as of June 30, 2026, and subject to rounding up of fractional shares and any issuances, cancellations or other changes in shares outstanding after such date, the Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock to approximately 1,812,786 shares.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 3, 2026, the Company issued a press release announcing the Reverse Stock Split described above. The text of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release furnished as Exhibit 99.1, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements regarding the Reverse Stock Split, the expected timing and effects of the Reverse Stock Split, trading of the Common Stock on a split-adjusted basis, the new CUSIP number, the anticipated number of shares outstanding following the Reverse Stock Split, the Company’s ability to maintain compliance with Nasdaq listing standards, the potential impact of the Reverse Stock Split on the trading price, liquidity, marketability and investor perception of the Common Stock, and the Company’s strategic initiatives, including its application for a digital banking license under the Malaysia Labuan Financial Services Authority framework.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially include risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada.
99.1	Press Release dated August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: August 3, 2026	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director